Exhibit 99.1

Artfest International, Inc. and Subsidiaries

BALANCE SHEET
AS OF DECEMBER 31, 2012 AND DECEMBER 31, 2011
(Unaudited)

	12/31/12	12/31/11
Current assets
Cash & Cash Equivalents	88,547	104,257
Accounts Recievable	95,422	103,574
Inventory	1,145,871	1,358,941
Other Current Assets	25,498	38,277

Total Current Assets	1,355,338	1,605,049

Other Assets
Plant, Property, and Equipment	60,314	79,171
Goodwill, net of accumulated amortization	4,902,986	4,902,986
Total non-current assets	4,963,300	4,982,157

Total Assets	6,318,638	6,587,206

Current Liabilities

Accounts Payable & Accrued Expenses	3,758,354	3,850,362
Long-Term Debt, current portion	1,035,441	1,035,441

Total current liabilities	4,793,795	4,885,803

Long Term Liabilities
Long Term Debt	556,723	629,874

Total Liabilities	5,350,518	5,515,677

Unitholder's equity
Common stock - $.001 par value
authorized 750,000,000
28,214,203 issued & outstanding	2,491,022	2,491,022
Pfeferred Stock -$.001 par value

5,000,000 shares authorized,
3,099,020 issued and outstanding	3,153	3,153
Shareholder Distribution	(3,602)	(3,602)
Additional paid-in capital	14,563,364	14,563,364
Accumulated (deficit)	(16,085,817)	(15,982,408)

Total Stockholder's equity (Deficiency)	968,120	1,071,529

Total Liabilities and StockHolder's Equity	6,318,638	6,587,206

To be read in conjunction with the attached notes to financial statements.

Artfest International, Inc. and Subsidiaries

STATEMENT OF OPERATIONS
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2012 AND 2011
(Unaudited)

	12/31/12	12/31/11

Revenue	1,800,160	2,386,663

Gross revenue	1,800,160	2,386,663

Cost of Goods Sold	907,821	1,203,585

Gross Profit	892,339	1,183,078

Operating expenses

General and Administrative expense	995,748	2,632,696

Total operating expense	995,748	2,632,696

Net (loss) income	(103,409)	(1,449,618)

Basic & Diluted Net (Loss) Per Share	(0.0000)	(0.0006)

Basic and Diluted Weighted Average
Shares Outstanding	2,491,022,429	2,491,022,429

To be read in conjunction with the attached notes to financial statements.

Artfest International, Inc. and Subsidiaries

Statement of Stockholders' Equity (Deficiency)
FOR THE PERIOD ENDED DECEMBER 31, 2012 AND DECEMBER 31, 2011
(Unaudited)

	Common Stock		Preferred Stock		Additional
					Paid-In	Shareholder	Accumulated	Net Equity
	Shares	Amount	Shares	Amount	Capital	Distribution	(Deficit)	(Deficiency)

Balance December 31 , 2010	2,463,953,303	2,463,953	3,099,020	3,153	8,113,364	(3,602)	(8,082,790)	2,494,078

Shares Issued	27,069,126	27,069			6,450,000		(6,450,000)
Net Income/(Loss)							(1,449,618)

Balance DECEMBER 31, 2011	2,491,022,429	2,491,022	3,099,020	3,153	14,563,364	(3,602)	(15,982,408)	1,071,978

Shares Issued	-
Net Income/(Loss)							(103,409)

Balance DECEMBER 31, 2012	2,491,022,429	2,491,022	3,099,020	3,153	14,563,364	(3,602)	(16,085,817)	968,570

Artfest International, Inc. and Subsidiaries

STATEMENT OF CASH FLOWS
AS OF DECEMBER 31, 2012 AND DECEMBER 31, 2011
(Unaudited)

	12/31/12	12/31/11
Cash flows from operating activities

Net (loss) income	(103,409)	(1,449,618)

Adjustments to reconcile net income to cash flows

(Increase) decrease in accounts receivable	8,152	(1,995)
(Increase) decrease in other assets	12,779	246,191
(Increase) decrease in Inventory	213,070	(110,584)
Increase (decrease) in accounts payable and other current liabilities	(73,151)	1,874,885

Net Cash provided from Operations	57,441	558,879

Cash flows from investing activities

(Increase) decrease in Goodwill	-	(770,159)

Net cash provided by (used in) investing activities	-	(770,159)

Cash flows from financing activities

Increase (Decrease) of Term Debt	(73,151)	189,538
Issuance of Common Stock	-	27,069

Net cash provided by (used in) financing activities	(73,151)	216,607

Change in cash and equivalents	(15,710)	5,327

Cash and Equivalents, beginning of year	104,257	98,930
Cash and Equivalents, end of year	88,547	104,257

To be read in conjunction with the attached notes to financial statements.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

DECEMBER 31, 2011

Note 1 - History and organization of the company

The Company was incorporated on February 21, 2002 (Date of Inception) under the laws of the State of Delaware.  Artfest International Inc. provides sales, marketing, financial and e-commerce systems to the industries of Arts, Antiques, Collectibles and Luxury Goods. The markets are serviced by artists, dealers, galleries, and manufacturers of reproductions and luxury goods.

On December 28, 2007, pursuant to an Acquisition Agreement dated December 28, 2007, the Company acquired 100% of The Art Channel, Inc. in exchange for 28,000,000 shares of Artfest International, Inc. stock, which were issued to the former shareholders of The Art Channel, Inc. of which 8,000,000 shares were issued as of December 28, 2007 and 20,000,000 shares were issued as of March 28, 2008 subsequent to the Company’s annual meeting at which time the shareholders of the Company voted to increase the number of the authorized shares of the Company’s common stock to 500,000,000.

On July 8, 2009, the Company entered into a Stock Purchase Agreement and Plan of Reorganization to acquire 100% of Charity Sports Distributor, Inc. in exchange for 15,000,000 shares of Artfest International, Inc. stock valued at $.25 per share, which was issued to former shareholders of Charity Sports Distributor, Inc.

On October 28, 2009, the Company entered into an agreement to acquire all of the assets of Luxor International, Inc. a privately held company, for $5,000,000.  The terms of the acquisition included the issuance of four million (4,000,000) shares of the Company’s common stock valued at $1.00 per share, plus an additional $1,000,000 in cash.  These works of art will provide the original works from which Artfest will produce Giclée reproductions generating future revenue while retaining ownership of the original works.

The Company issued Luxor 4,000,000 shares in anticipation of the closing of the acquisition, which as of the date of this filing, is still pending the remaining payment of $990,000 in cash. The Company intends to pay this amount over time in an equal monthly payment to be determined by both parties.

On October 2010, the Company signed consignment agreement with Luxor’s representatives, and is re-negotiating a final pay out for the assets.

Note 2 - Accounting policies and procedures

Cash and cash equivalents

The Company maintains a cash balance in a non-interest-bearing account that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.

Fixed Assets

Property and equipment are recorded at historical cost. Minor additions and renewals are expensed in the year incurred. Major additions and renewals are capitalized and depreciated over their estimated useful lives. Depreciation is calculated using the straight-line method over the estimated useful lives as follows:

Computer equipment	3 years
Office equipment	4 years
Proprietary Software	3 years
Furniture and Fixtures	7 years

Property and Equipment consist of the following:

Computer & Video	$18,856
Office equipment	$31,602
Proprietary software	$60,500
Furniture and Fixtures- Art	$111,951
Less-accumulated depreciation	(124,881)

Total PP&E (net of depreciation)	$60,314

Total Depreciation Expense for the year ended December 31, 2011 and 2012 were $18,857 and $18,857, respectively.

Intangible Assets

With the acquisition of The Art Channel Inc. on December 28, 2007, the Company Artfest International Inc. acquired the subsidiary with shares of stock whose total value exceeded the net assets of the company being purchased by $29,500.  The excess amount of $28,500 was booked to the parent company (Artfest International Inc.) as Goodwill and listed under “Other Assets/Intangible Assets.”   This is being amortized over a period of 40 years beginning January 1, 2008.

With the acquisition of Charity Sports Distributor, Inc on June 30, 2009, the Company Artfest International Inc. acquired the subsidiary with shares of stock whose total value exceeded the net assets of the company being purchased by $3,750,000. The excess amount was booked to the parent company (Artfest International Inc.) as Goodwill and listed under “Other Assets/Intangible Assets.”

On February 12, 2010 Artfest International released a video clip featuring one of its licensed characters an Ostrich named Rhupert. The company is currently shopping for a distributor and a syndication deal. The episodic production has been suspended until distribution deal is signed.

The Company acquired PBS Holdings, INC (OTCPK: PBHG) on February 17, 2011.

The Company acquired Tradestar Resources Corporation on December 11, 2010.

Impairment of long-lived assets

Long-lived assets held and used by the Company are reviewed for possible impairment whenever events or circumstances indicate the carrying amount of an asset may not be recoverable or is impaired. No such impairments have been identified by management at December 31, 2010.

Revenue recognition

The Company recognized revenue and gains when earned and related costs of sales and expenses when incurred.

Advertising costs

The Company expenses all costs of advertising as incurred. There were nominal advertising costs included in selling, or general and administrative expenses in 2009 and 2010.

Loss per share

Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS # 128) "Earnings Per Share". Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period. The Company had no dilutive common stock equivalents, such as stock options or warrants as of December 31, 2011 and December 31, 2012.

Reporting on the costs of start-up activities

Statement of Position 98-5 (SOP 98-5), "Reporting on the Costs of Start-Up Activities", which provides guidance on the financial reporting of start-up costs and organizational costs, requires most costs of start-up activities and organizational costs to be expensed as incurred. SOP-98-5 is effective for fiscal years beginning after December 15, 1998. With the adoption of SOP-98, there has been little or no effect on the Company's financial statements.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Fair value of financial instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2011 and 2012 respectively. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable. Fair values are assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximated fair values or they are payable on demand.

Income Taxes

Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable on the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

Segment reporting

The Company follows Statement of Financial Accounting Standards No. 130, "Disclosures About segments of an Enterprise and Related Information". The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Dividends

The Company has issued dividends for all the shareholders of record date of April 15th, 2010. The dividends were paid with the shares of Artfest Direct Inc, (an Artfest International wholly owned subsidiary). The certificate holders of Artfest International shares were issued certificates of Artfest Direct Inc. Shares held in the street names were sent to Cede and Co for distribution.

Recent pronouncements

In March 2008, SFAS No 161, “Amendments to FASB Interpretation No. 46(R)” was issued.

In May 2008, SFAS No 162, “The Hierarchy of Generally Accepted Accounting Principles” was issued.

In May 2008, SFAS No 163, “Accounting for Financial Guarantee Insurance Contracts” was issued.

In May 2009, SFAS No 164, “Not-for-Profit Entities: Mergers and Acquisitions—Including an amendment of FASB Statement No. 142” was issued.

In May 2009, SFAS No 165, “Amendments Subsequent Events” was issued.

In June 2009, SFAS No 166, “Accounting for Transfers of Financial Assets—an amendment of FASB Statement No. 140” was issued.

In June 2009, SFAS No 167, “Amendments to FASB Interpretation No. 46(R)” was issued.

In June 2009, SFAS No 168, “The FASB Accounting Standards CodificationTM and the Hierarchy of Generally Accepted Accounting Principles—a replacement of FASB Statement No. 162” was issued.

Stock-Based Compensation

The Company accounts for stock-based awards to employees in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations and has adopted the disclosure only alternative of SFAS No. 123, "Accounting for Stock-Based Compensation". Options granted to consultants, independent representatives and other non-employees are accounted for using the fair value method as prescribed by SFAS No. 123.

Year End

The Company has adopted December 31 as its fiscal year end.

Note 3 - Going concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its new business opportunities. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amount of the classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Note 4 - Income taxes

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS No. 109), which requires use of the liability method. SFAS No. 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

The provisions for income taxes differs from the amount computed by applying the statutory federal income tax rate to Income before provision for income taxes. The source and tax effects of the differences are as follows:

U.S. federal statutory rate	34.00%
Valuation reserve	34.00%
Total	0.00%

Note 5 - Stockholders' Equity

The Company was authorized to issue 500,000,000 shares of its $0.001 par value common stock and 2,000,000 shares of its $0.001 par value preferred stock as of June 30, 2008.

On November 19, 2002 the Company issued 19,832,000 shares of its $0.001 par value common stock as founders' shares to acquire 100% of the outstanding shares of Artfest International, Inc., a Delaware Corporation for a net book value of $19,832.

As of December 28, 2007 the Company issued 8,000,000 shares of its $0.001 par value common stock as partial payment to shareholders of The Art Channel, Inc. pursuant to an acquisition agreement.

 In March 2008, the Company amended its Certificate of Incorporation to increase its authorized shares to 502,000,000, of which 500,000,000 shares are common stock, par value $0.001 and 2,000,000 shares are preferred stock, par value $0.001.   The Company then issued an additional 20,000,000 shares of common stock to shareholders of The Art Channel, Inc. and 1,500,000 shares of common stock to Larry D. Ditto pursuant to an acquisition agreement.

 In May 2008, the Company issued 4,500,000 shares of its $0.001 par value common stock as payment to investor Beryl Zyskind pursuant to an acquisition agreement (S-8 Agreement).   The $4,500 par value stock was booked against a $180,000 Accounts Payable debt to Mr. Zyskind. The remaining $175,500 was booked to Additional Paid in Capital.

On July 8, 2009, the Board of Directors approved a resolution authorizing the Company to re-incorporate in the State of Nevada.  In order to accomplish the re-incorporation, the Board approved the creation of a new corporation with the same name (Artfest International, Inc.) in Nevada, which is a wholly owned subsidiary of the Company.  A Plan of Merger between the Company and the subsidiary and Articles of Merger were executed and filed with the Nevada and Delaware Secretaries of State pursuant to which the Company merged into the Subsidiary.

On October 27, 2009, the Board of Directors approved a 1-for-50 reverse split of its common stock. The reverse stock split was effective on October 28, 2009 and the Company’s common stock began trading on a post-reverse split basis under the trading symbol “ARTS.” The reverse stock split reduced the number of outstanding shares of the Company’s common stock from 961,320,064 to 19,226,405. Corresponding proportional adjustments were also made to any outstanding stock options previously issued by the Company.

On October 2, 2009, we issued an aggregate of 15,000,000 shares of Common stock to the shareholders of CSD valued at $.25 per share pursuant to the acquisition agreement as dated July 6, 2009.

On October 28, 2009, a holder of our promissory note converted $25,000 of the principal due on this note into 946,969 shares of Common Stock.

On November 2, 2009, a holder of our promissory note converted $25,000 of the principal due on this note into 250,000 shares of Common Stock.

On November 3, 2009, a holder of our promissory note converted $20,000 of the principal due on this note into 959,232 shares of Common Stock

On November 9, 2009, a holder of our promissory note converted $20,000 of the principal due on this note into 1,122,334 shares of Common Stock.

On November 10, 2009, a holder of our promissory note converted $25,000 of the principal due on this note into 1,250,000 shares of Common Stock.

On November 16, 2009, a holder of our promissory note converted $15,000 of the principal due on this note into 1,063,829 shares of Common Stock.

On November 18, 2009, a holder of our promissory note converted $9,000 of the principal due on this note into 765,306 shares of Common Stock.

On November 19, 2009, a holder of our promissory note converted $25,000 of the principal due on this note into 1,250,000 shares of Common Stock.

On November 20, 2009, a holder of our promissory note converted $2,000 of the principal due on this note into 2,000,000 shares of Common Stock.

On November 30, 2009, a holder of our promissory note converted $9,000 of the principal due on this note into 616,016 shares of Common Stock.

On November 30, 2009, a holder of our promissory note converted $15,000 of the principal due on this note into 1,026,694 shares of Common Stock.

On December 10, 2009, a holder of our promissory note converted $22,000 of the principal due on this note into 2,291,666 shares of Common Stock.

On December 15, 2009, a holder of our promissory note converted $3,500 of the principal due on this note into 3,500,000 shares of Common Stock.

On December 25, 2009, a holder of our promissory note converted $10,000 of the principal due on this note into 2,153,316 shares of Common Stock.

On December 21, 2009, a holder of our promissory note converted $5,000 of the principal due on this note into 5,000,000 shares of Common Stock.

During the 4th Quarter 2009, the Company issued an aggregate of 24,622,428 shares of Common stock to various consultants valued at $.001 per share.

PREFERRED STOCK

During the 4th Quarter 2009, the Company sold 47,000 shares of its Series B Preferred stock to various investors and at a price of $5.00 per share.

During the 4th Quarter 2009, Management agreed to exchange the amounts as owed to them in accrued salaries and liabilities from 2008 and 2009 totaling $914,000 into 1,000,000 shares of its Series B Preferred stock.

Note 6 - Warrants and options

As of December 31, 2011 and 2012, there were 1,665,698 warrants outstanding.

Note 7 - Related party transactions

The officers and directors of the Company are involved in other business activities and may, in the future become involved in other business opportunities. If a specific business opportunity becomes available, such person may face a conflict in selecting between the Company and their other business interest. The Company has not formulated a policy for the resolution of such conflicts.

Note 8 - Loans and Notes Payable

On January 31, 2008, the Company signed a Promissory Note payable to Frady Zyskind of the TBF Charitable Trust Foundation for $50,000 due on July 31, 2008. The loan accrued an interest at 1.5% per month, or 18% per annum (“Initial Note”).

On each of May 30, 2008, June 30, 2008, July 15, 2008, July 30, 2008, and August 30, 2008, the Company borrowed $25,000, $25,000, $25,000, $25,000, and $10,000, respectfully, by issuing convertible promissory notes, each payable twelve months from the date of issuance and bearing an interest rate of 10% per annum (“Subsequent Notes”).

The Initial Note and all of the Subsequent Notes were converted into a total of 191,141,923 shares from July 2009-December 2009.

On October 6, 2009, the Company borrowed $25,000 and issued a convertible promissory note payable twelve months from the date of issue and bearing an interest rate of 10% per annum.  On or before the maturity date, upon written notice to the Company, the Lender may elect to convert the principal amount of this Note into Common shares at a conversion price of $0.001 per share.

On November 3, 2009, the Company borrowed $25,000 and issued a convertible promissory note payable twelve months from the date of issue and bearing an interest rate of 10% per annum.  On or before the maturity date, upon written notice to the Company, the Lender may elect to convert the principal amount of this Note into Common shares at a conversion price of $0.001 per share.

On November 3, 2009, the Company borrowed $25,000 and issued a convertible promissory note payable twelve months from the date of issue and bearing an interest rate of 10% per annum.  On or before the maturity date, upon written notice to the Company, the Lender may elect to convert the principal amount of this Note into Common shares at a conversion price of $0.001 per share.

On November 13, 2009, the Company borrowed $40,000 and issued a convertible promissory note payable six months from the date of issue and bearing an interest rate of 12% per annum.  On or before the maturity date, upon written notice to the Company, the Lender may elect to convert the principal amount of this Note into Common shares at a conversion price determined and pursuant to the average trading volume of the Company’s shares at the time of conversion.

On November 16, 2009, the Company borrowed $20,000 and issued a convertible promissory note payable twelve months from the date of issue and bearing an interest rate of 10% per annum.  On or before the maturity date, upon written notice to the Company, the Lender may elect to convert the principal amount of this Note into Common shares at a conversion price of $0.001 per share.

On December 29, 2009, the Company borrowed $20,000 and issued a convertible promissory note payable twelve months from the date of issue and bearing an interest rate of 10% per annum.  On or before the maturity date, upon written notice to the Company, the Lender may elect to convert the principal amount of this Note into Common shares at a conversion price of $0.001 per share.

 The Company believes all of the issuances of securities from the convertible promissory notes were exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) thereof and other available exemptions.

NOTES PAYABLE RELATED CSD

On June 18, 2007, CSD borrowed $250,000 and issued to Frost Bank a promissory note payable in four (4) years and bearing a variable interest rate priced at 1% above the Prime Bank Rate. Pursuant to the Company’s acquisition of CSD, the Company has been making equal monthly payments to Frost Bank in the amount of $5,249.98 per month to pay down this note.

On November 7, 2008, CSD was advised that Frost Bank, who provided a revolving line of credit to CSD, was going to call the total balance owed of $493,248.08 and that the balance was to be paid in three (3) months therefrom. Pursuant to the Company’s acquisition of CSD, the Company has been making equal monthly payments to Frost Bank in the amount of $23,036.59 per month to pay down this note.

On August 1, 2008, CSD borrowed $100,000 and issued a promissory note payable to its President and former shareholder to be made payable in no later than five years from the date of issuance and bearing an interest rate of 10% per annum. The principal balance together with accrued and unpaid interest on the note as of December 31, 2009 was $87,502.02.

Note 9 - MATERIAL SUBSEQUENT EVENTS AND CONTINGENCIES

On October 28, 2009, the Company entered into an agreement to acquire all of the assets of Luxor International, Inc. a privately held company, for $5,000,000.  The terms of the acquisition included the issuance of four million (4,000,000) shares of the Company’s common stock valued at $1.00 per share, plus an additional $1,000,000 in cash. . These works of art will provide the original works from which Artfest will produce Giclée reproductions generating future revenue while retaining ownership of the original works.

The Company issued Luxor 4,000,000 shares in anticipation of the closing of the acquisition, which as of the date of this filing, is still pending the remaining payment of $990,000 in cash. The Company negotiated and signed a consignment agreement with Luxor’s representatives, and is currently negotiating to complete the acquisition at a discounted rate.

On March 31, 2010, The Company entered into an acquisition agreement with a private collector to acquire “Rendition of Francoise Gillot,” by Picasso. The acquisition agreement was extended till December 2010. Upon expiration of the extension agreement, Artfest International signed a consignment agreement for the exclusive rights to re-sell the statue and continue to offer the limited editions print reproductions and enhanced artists offering.

On July 2, 2010, The Company announced their desire and attempt to register the shares of Artfest Direct, in order to create a publicly traded wholly owned subsidiary as a spin off, with a dividend paid back to shareholders of Artfest International. The company abandoned the S-1 registration and spin off filings in favor of an acquisition of a publicly trading company PBS Holdings Inc, OTCPK (PBHG).

On October, 2010, Artfest International changed Artfest Direct to Starfest Direct and produced a television and internet marketing program: “Honey I’m Working!” featuring sports celebrities.

On November 15, 2010, The Company executed a stock purchase agreement to acquire majority interest of PBS Holdings Inc, with a goal to Merge Starfest Direct Inc, into the new wholly owned publicly trading subsidiary.

On November, 2010 Artfest International acquired AIFC Inc, who owned the concept of Uniting and Producing for Television a full tackle American Football played by women .UWFL is designed with a goal of uniting Professional and Amateur Women’s Football Teams and create a Television and Sports Memorabilia Legacy. The Company is currently engaged in Television pre-production and development. The management is involved with fund raising for the opening of the Fall 2011 exhibition games, teams and franchise acquisitions with the goal of launching full broadcast and syndicated television season in the Spring of 2012.

On April, 2011 The company re acquired the Starfest Direct portal and software from PBS Holding Inc, leaving the nutritional and high energy drinks product line, “De Vie Sun”, as the only MLM component with PBS Holding Inc.

On Nov , 2012 The management collected and is retiring 2,000,000,000 ( 2 billion) shares of Artfest common stock.